                                                                     EXHIBIT 4.6


Warrant No. ______

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER AS EVIDENCED BY AN OPINION OF COUNSEL OR NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED MAY 28, 1997 BY AND BETWEEN ONLINE RESOURCES & COMMUNICATIONS CORPORATION AND DOMINION FUND IV, A DELAWARE LIMITED PARTNERSHIP.


Shares Issuable Upon Exercise:          10,500 shares of the Series C
                                        Convertible Preferred Stock of Online
                                        Resources & Communications Corporation,
                                        subject to adjustment as set forth below


                               WARRANT TO PURCHASE
                 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK

                              Expires: June 3, 2002


         THIS CERTIFIES THAT, for value received, Dominion Fund IV, a Delaware Limited Partnership ("Dominion"), is entitled to subscribe for and purchase up to 10,500 shares (the "Shares") of the fully paid and nonassessable Series C Convertible Preferred Stock of Online Resources & Communications Corporation, a Delaware corporation (the "Company"), for an exercise price of $100 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

         As used herein, the term "Shares" shall mean the Company's presently authorized Series C Convertible Preferred Stock, or in the event of a mandatory conversion pursuant to Section 4(q) of the Company's Certificate of Designation of Preferences, Powers, Privileges and Rights of Series C Convertible Preferred Stock (the "Charter"), shall mean that number of shares of Common Stock as are issuable on the conversion of the Shares pursuant to the provisions of the Charter and the term "Grant Date" shall mean May 28, 1997.

         1. Term. Subject to the provisions of this Warrant and applicable provisions of that certain Warrant Purchase Agreement between Dominion Fund IV, a Delaware Limited

Partnership, and the Company dated May 28, 1997, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time after the date hereof and prior to the earlier of (A) the fifth anniversary of the Grant Date and (B) the second anniversary of the closing of a firm commitment underwritten public offering of equity securities of the Company registered with the Securities and Exchange Commission (other than on Form S-4 or S-8 or their equivalents) and involving gross proceeds of $30,000,000 or more.

         2. Method of Exercise.

                  2.1. Standard Method. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of the holder hereof, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares issuable upon the conversion of the Shares (the "Conversion Shares") and that the holder shall have elected to participate therein pursuant to the exercise of the registration rights referred to in Section 8.2 hereof), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed and a notice of conversion for the Conversion Shares being sold in such offering) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer or from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

         2.2 Net Issue Exercise.

                  (a) In lieu of exercising this Warrant, holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Series C Convertible Preferred Stock computed using the following formula:

                                    X= Y(A-B)
                                       ------
                                          A
Where

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant.

A = the fair market value of one Share of Common Stock.

B = the then current Exercise Price

                  (b) For purposes of this Section, fair market value of one share of the Company's Series C Convertible Preferred Stock Stock shall be based on the average of the closing per share bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on Nasdaq or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value multiplied by the number of shares of Common Stock into which each share of Series C Convertible Preferred Stock is then convertible (or if there has been a mandatory conversion of the Shares into Common Stock pursuant to the Charter, the number of Shares of Common Stock of the Company into which each Share has been converted). If the Common Stock is not traded Over-The-Counter or on Nasdaq or an exchange, the fair market value of the Company's Series C Convertible Preferred Stock shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder, and if they fail to agree within 15 days after the exercise of this Warrant, as determined by arbitration. Such arbitration shall be conducted in Boston, Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association and the costs of arbitration shall be shared equally by the parties. The arbitrator shall be a person selected by the Company and the holder who shall have experience in valuing companies similar to the Company. If the Company and the holder are unable to agree on a single arbitrator, each shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The determination of the arbitrator(s) shall be binding on the Company and the holder.

         2.3 Automatic Exercise. (a) If the Company has publicly traded stock as of the expiration date of this Warrant, if the fair market value of one share of the Company's Series C Convertible Preferred Stock (determined in the same manner as is set forth in Section 2.2(b)) is as of the expiration date greater than the Warrant Price, as adjusted, this Warrant shall be deemed automatically exercised pursuant to Section 2.2 above (even if not surrendered) immediately prior to its expiration. For purposes of automatic exercise, the fair market value of one share of the Company's Series C Convertible Preferred Stock shall be determined pursuant to Section 2.2(b) above.

                  (b) To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.3, the Company agrees to promptly notify the holder hereof of the number of shares of the Company's Series C Convertible Preferred Stock, if any, the holder is entitled to receive by reason of such automatic exercise.

         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, and all Conversion Shares that may be issued upon the conversion of the Shares, will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the unexercised rights represented by this Warrant and a sufficient number of Conversion Shares to provide for the conversion of the Shares issuable upon the exercise of this Warrant.

         4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  4.1 Reclassification or Merger. Subject to Section 1, in case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Series C Convertible Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Series C Convertible Preferred Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this Section 4.1 shall similarly apply to successive reclassifications, changes, mergers and transfers.

                  4.2 Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Series C Convertible Preferred Stock or, following a mandatory conversion under the Company's Charter, its Common Stock, the Warrant Price shall be proportionately adjusted.

                  4.3 Stock Dividends. If the Company at any time while this warrant is outstanding and unexpired shall pay a dividend payable in shares of Series C Convertible Preferred Stock or, following a mandatory conversion under the Company's Charter, Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock), and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock).

                  4.4 [Intentionally Omitted].

                  4.5 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                  4.6 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, or any redemption of shares of any series of convertible preferred stock (as defined in the Certificate of Incorporation of the Company), the Company shall mail to the holder of the Warrant, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

         6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         7. Compliance with Securities Act; Disposition of Warrant or Shares of Preferred Stock.

                  7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Shares to be issued upon exercise hereof and the Conversion Shares are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, any Shares to be issued upon exercise hereof or any Conversion Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant, all Shares issued upon exercise of this Warrant and all Conversion Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER. AS EVIDENCED BY AN OPINION OF COUNSEL OR NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED JUNE 3,1997 BY AND BETWEEN ONLINE RESOURCES & COMMUNICATIONS CORPORATION AND DOMINION FUND IV, A DELAWARE LIMITED PARTNERSHIP.

                  7.2 Disposition of Warrant, Shares and Conversion Shares. With respect to any offer, sale or other disposition of this Warrant, any of the Shares or any of the Conversion Shares and until registration of this Warrant, such Shares or Conversion Shares, the holder hereof and each subsequent holder of the Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel, if requested by the Company, reasonably acceptable to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares or Conversion Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares or Conversion Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. Nothing herein shall restrict the transfer of this Warrant, the Shares, the Conversion Shares or any portion hereof by the initial holder hereof to any entity affiliated with the initial holder, or to any partner, member or stockholder of any such entity provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

         8. Rights as Shareholder; Information.

                  8.1 Shareholder Rights. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, Conversion Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.6 of this Warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof or the Conversion Shares, as the case may be, shall have become deliverable, as provided herein.

                  8.2 Financial Statements and Information. The Company shall deliver to the registered holder hereof (i) within 120 days after the end of the fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year and a consolidated statement of income, retained earnings and cash flows for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company and (ii) within 45 days after the end of each fiscal quarter other than the last quarter of the fiscal year, unaudited consolidated statements of income, retained earnings and cash flows for such month and a consolidated balance sheet as of the end of such month. If the Company has a class of securities registered under the Securities Exchange Act of 1934, the provisions of this Section 8.2 shall no longer apply. In addition, the Company shall deliver to the registered holder hereof any other information or data provided generally to the shareholders of the Company.

                  8.3 Registration Rights. The Company hereby covenants and agrees that the Conversion Shares issuable on the conversion of the shares issuable upon the exercise of this Warrant shall have the benefit of the registration rights set forth in the Registration Rights Agreement dated as of May 30, 1997 among the Company and certain of the Company's shareholders.

         9. Additional Rights.

                  9.1 Mergers. The Company will provide the holder of this Warrant with at least the greater of (a) 20 days' notice or (b) such greater amount of notice as Delaware law requires be given to shareholders with power to vote at a meeting on any transaction described hereinafter of the terms and conditions of the proposed transaction, if the Company proposes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. Subject to the provisions of Section 1 above, in connection with any transaction described in this Section 9.2 either (a) the sale of this Warrant shall be arranged in connection with any such transaction on terms satisfactory to the holder hereof or (b) the holder hereof shall receive in connection with such transaction either (i) a new Warrant (on the same terms as set forth herein or otherwise in form and substance satisfactory to the holder of this Warrant) exercisable for the kind and amount of shares of stock, other securities, money and property receivable upon such transaction by a holder of Series C Convertible Preferred Stock or (ii) the remainder of (x) securities, money or other property receivable upon such transaction by a holder of Series C Convertible Preferred Stock having the same number of shares of Series C Convertible Preferred Stock as the number issuable on the exercise of this Warrant, minus (y) the Warrant Price.

         10. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

                  10.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

                  10.2 Shares. The Shares and the Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                  10.3 Rights and Privileges. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the Conversion Shares and the holders thereof are as set forth herein and in the Company's Charter, and in the Warrant Purchase Agreement, and the Registration Rights Agreement dated May 30, 1997, and the Stockholders' Agreement dated May 30, 1997, true and complete copies of which have been delivered to the original warrantholder; and

                  10.4 No Inconsistency. The execution and delivery of this Warrant are not, and the issuance of the Warrant upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

         11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered by facsimile where confirmation of receipt by the receiving party's receiver can be documented, or delivered by hand, or shall be sent by reputable overnight courier, certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

         13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the Conversion Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         16. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

                                            ONLINE RESOURCES & COMMUNICATIONS
                                            CORPORATION

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------
                                            Address:   7927 Jones Branch Drive

                                   EXHIBIT A-1

                               Notice of Exercise



To:


         1. The undersigned hereby elects to purchase shares of Series C Convertible Preferred Stock of Online Resources & Communications Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:


                                 -------------
                                     (Name)

                                 -------------

                                 -------------

                                 -------------
                                    (Address)


         3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                  -------------
                                    Signature



---------
Date

                                   EXHIBIT A-2

                               Notice of Exercise



To:


         1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S-1, filed _________, 19__ , the undersigned hereby elects to purchase ______ shares of Series C Convertible Preferred Stock of the Company (or such lesser number of shares as may be convertible into the number of shares of Common Stock sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant and to convert such shares of Series C Convertible Preferred Stock of the Company into shares of Common Stock of the Company.

         2. Please deliver to the custodian for the selling shareholders a stock certificate representing such ____ shares of Common Stock.

         3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ ______ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



                                  -------------
                                    Signature


---------
Date